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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

NAP of the Americas, West Inc., a Florida corporation
Park West Telecommunications Investors, Inc., a Florida corporation TECOTA Services Corp., a Delaware corporation
Terremark Trademark Holdings, Inc., a Nevada corporation
TerreNAP Data Centers, Inc., a Florida corporation
TerreNAP Services, Inc., a Florida corporation
Optical Communications, Inc., a Florida corporation

      Park West Telecommunications Investors, Inc. owns 50% of:
            Technology Center of the Americas, Inc., a Florida corporation Technology Center of the Americas, Ltd., a Florida limited partnership

      TECOTA Services Corp. owns a 0.84% interest in:
            Technology Center of the Americas, LLC, a Delaware limited liability corporation

      TerreNAP Data Centers, Inc., is the sole shareholder of:
            NAP of the Americas, Inc., a Florida corporation Terremark Asia Company, Ltd., a Bermuda corporation Terremark Latin America, Inc., a Florida corporation

      Terremark NAP Services, Inc. is the sole shareholder of:
            Terremark Financial Services, Inc., a Florida corporation Terremark Fortune House #1, Inc., a Florida corporation Terremark Management Services, Inc., a Florida corporation Terremark Realty, Inc., a Florida corporation
            Terremark Technology Contractors, Inc., a Florida corporation

      Technology Center of the Americas, Inc. owns a minority interest in:
            Technology Center of the Americas, Ltd., a Florida limited partnership
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      Terremark Latin America, Inc. is the sole shareholder of:
            Spectrum Telecommunications Corp., a Delaware corporation

      Terremark Latin America, Inc. owns 99% of:
            Terremark Latin America de Argentina, SA, an Argentine corporation Terremark Latin America (Brasil) Ltda, a Brazil corporation Terremark Latin America de Mexico, SA de CV, a Mexican corporation

      Terremark Latin America, Inc. is a minority shareholder of:
            Terremark do Brasil Ltda, a Brazil corporation

      Terremark Latin America (Brasil) Ltda, a Brazil corporation, is a majority shareholder of:
            Terremark do Brasil Ltda, a Brazil corporation

*     Terremark Worldwide, Inc. owns a minority shareholder interest in:
            Terremark Latin America de Argentina, SA, an Argentine corporation Terremark Latin America (Brasil) Ltda, a Brazil corporation Terremark Latin America de Mexico, SA de CV, a Mexican corporation